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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Vesta Insurance Group, Inc. of our report dated June 11, 1999 related to the financial statements and supplemental schedules of J. Gordon Gaines, Inc. Retirement Savings Plan, which report is included in this Annual Report on Form 11-K.

                                                      PricewaterhouseCoopers LLP

Birmingham, Alabama
June 29, 1999